UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2018

GRANITE CONSTRUCTION INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street

Watsonville, California 95076

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced on February 14, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Layne Christensen Company (“Layne”) and Lowercase Merger Sub Incorporated. On April 18, 2018, Granite Construction Incorporated (the “Company”) entered into the Third Amendment (the “Amendment”) to the Note Purchase Agreement, dated as of December 12, 2007 (the “Note Purchase Agreement”) by and among the Company and each of the institutional investors party thereto. Among other things, the Amendment:

(a)	permits the acquisition of Layne pursuant to the Merger Agreement;

(b)	permits liens on certain assets of Layne and its subsidiaries securing certain secured convertible notes issued by Layne and permit the obligations owing in respect of letters of credit issued for the account of Layne or its subsidiaries and liens securing such obligations;

(c)	exempts Layne and its subsidiaries from the requirements under the Note Purchase Agreement that would otherwise require them to guarantee the Company’s obligations under the Note Purchase Agreement and grant liens on their assets to secure such obligations until September 30, 2018 or such earlier date on which Layne’s secured convertible notes have been paid in full or Layne or any of its subsidiaries becomes an obligor or guarantor of debt existing under the Company’s senior secured credit facility (the “Exemption Termination Date”);

(d)	limits loans to, investments in, or other credit support to Layne and its subsidiaries by the Company and its other subsidiaries to $50 million in the aggregate (and excludes certain undrawn letters of credit issued for the account of Layne or its subsidiaries or to backstop any such letters of credit, which are not cash collateralized by the Company or its other subsidiaries) until the Exemption Termination Date or such earlier date on which liens securing the Layne Convertible Notes have terminated and certain other conditions are met;

(e)	permits Layne’s secured convertible notes and unsecured convertible notes to remain outstanding after the Company acquires Layne and permits these notes to be redeemed (but not any refinanced, extended or replaced, except with revolving borrowings noted below);

(f)	permits the Company to use revolving borrowings under its senior credit facility to redeem Layne’s secured convertible notes so long as before and after giving effect to the borrowing, the Company’s unrestricted cash and cash equivalents and availability under its revolving credit facility is at least $100 million; and

(g)	provides that, for purposes of calculating the consolidated leverage ratio and the consolidated fixed charge coverage ratio, Consolidated EBITDA will be calculated without giving pro forma effect to any synergies resulting from the Company’s acquisition of Layne.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Richard A. Watts
Richard A. Watts
Senior Vice President, General Counsel and Secretary

Date: April 18, 2018